                     Paul, Hastings, Janofsky & Walker LLP
                           555 South Flower Street
                         Los Angeles, California 90071
                               (213) 683-6000


                                 May 1, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re:   RCM Equity Funds, Inc.
      Post-Effective Amendment No. 3
      to Form N-1A Registration Statement
      File Nos. 33-97572, 811-9100


Ladies and Gentlemen:

      As counsel to RCM Equity Funds, Inc. (the "Company"), we have reviewed the Prospectus and Statement of Additional Information of the Company included in Post-Effective Amendment No. 3 (the "Amendment") to the Company's Registration Statement on Form N-1A under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940. This will confirm, pursuant to Rule 485(b)(4) under the 1933 Act, that the Amendment does not contain disclosures that would render it ineligible to become effective pursuant to Rule 485(b) under the 1933 Act.


                                        Very truly yours,

                                        /s/ Michael Glazer

                                        Michael Glazer
                                        for PAUL, HASTINGS, JANOFSKY
                                             & WALKER LLP